Exhibit 10.1

HEXCEL CORPORATION

Nonqualified Deferred Compensation Plan

Effective as of January 1, 2005

Amended and Restated as of January 1, 2023

Table of Contents

Page

ARTICLE I.	DEFINITIONS	1
ARTICLE II.	ELIGIBILITY AND BENEFITS	6
2.1	PURPOSES	6
2.2	ELIGIBILITY	6
2.3	APPLICATION TO PARTICIPATE	6
2.4	AMOUNT OF ACCRUAL BASED ON DEFERRAL	8
2.5	NONQUALIFIED MATCHING CONTRIBUTIONS	8
2.6	NONQUALIFIED PROFIT-SHARING CONTRIBUTIONS	8
2.7	DEFERRALS FROM NORMAL PAYROLL	9
2.8	VESTING	9
2.9	FORMS AND TIMES OF BENEFIT PAYMENTS	9
2.10	PLAN TERMINATION	13
2.11	DESIGNATION OF BENEFICIARY	13
2.12	UNFORESEEABLE EMERGENCY PAYMENTS	13
ARTICLE III.	ADJUSTMENTS TO ACCOUNT BALANCES	14
3.1	CREDITS RELATED TO DEFERRAL AND COMPANY CONTRIBUTION ACCOUNTS	14
3.2	DEBITS RELATED TO PAYMENTS	14
3.3	ESTABLISHMENT OF TRUST AND ADJUSTMENTS TO ACCOUNTS REFLECTING INVESTMENT RETURNS	14
ARTICLE IV.	PLAN ADMINISTRATION AND CLAIMS FOR BENEFITS	16
4.1	GENERAL	16
4.2	PRESENTATION OF CLAIM	16
4.3	NOTIFICATION OF DECISION	16
4.4	REVIEW OF DENIED CLAIM	17
4.5	DECISION OF REVIEW	17
4.6	LEGAL ACTION	17

ARTICLE V	MISCELLANEOUS	18
5.1	AMENDMENT AND PLAN TERMINATION	18
5.2	NOT AN EMPLOYMENT AGREEMENT	18
5.3	ASSIGNMENT OF BENEFITS	18
5.4	ADMINISTRATION	18
5.5	GOVERNING LAW	18
5.6	NUMBER AND GENDER	18
5.7	ACTIONS OF AFFILIATED EMPLOYERS	18

-i-

ARTICLE I.

DEFINITIONS

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Qualified Plan. In addition, the following capitalized terms used herein shall have the meanings ascribed to them in this Article I.

1.1
“Accounts” means accounts established and maintained for one or more years under the Plan for each Participant, including the Deferral Account and, in the event Company Contributions are made, the Company Account.
1.2
“Act” means the Employee Retirement Income Security Act of 1974, as amended.
1.3
“Accrued Benefit” means the amount of the credit balance of the Participant's Accounts, determined pursuant to Article III as of the close of business on the day with respect to which the Accrued Benefit is determined.
1.4
“Affected Corporation” means the Employer for which the Participant is providing services, or (if applicable) any corporation that is a majority shareholder of such Employer, or any corporation (including the Company) in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain ending with such Employer.
1.5
“Affiliate” of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. The term “Control” shall have the meaning specified in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.
1.6
“Affiliated Employer” means any corporation or trade or business which is required to be treated, as a Participant's employer, either as a member of a controlled group of corporations or a group of businesses under common control (within the meaning of Sections 414(b) and (c) of the Code, respectively) of which the Company (or, for the purpose of determining whether there has been a Separation from Service for purposes of Section 1.36, the Participant’s Employer) is a member, provided that, for the purpose of determining whether there has been a Separation from Service for purposes of Section 1.36, in applying Sections 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations, or in applying Treasury Regulations section 1.414(c)-2 for purposes of determining trades or businesses under common control, the phrase “at least 50%” shall replace the phrase “at least 80%” each time it appears in those sections.
1.7
“Amended and Restated Effective Date” means January 1, 2023.
1.8
“Annual Installment Amount” means with respect to a Participant for an Installment Year the annual amount or the sum of the quarterly or semiannual amounts payable under Section 2.9(e) to the Participant in the Installment Year.
1.9
“Base Compensation” shall mean the portion of Compensation as defined in Section 1.18 that is not Performance Compensation as defined in Section 1.30.
1.10
“Beneficial Owner” (and variants thereof) shall have the meaning given in Rule 13d‑3 promulgated under the Securities Exchange Act of 1934, as amended, and, only to the extent such meaning is more restrictive than the meaning given in Rule 13d-3, the meaning determined in accordance with Section 318(a) of the Code.

1.11
“Board” means the Board of Directors of the Company.
1.12
“Change in Control” means, with respect to a Participant:

(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of either (A) the combined fair market value of the then outstanding stock of the Affected Corporation (the “Total Fair Market Value”) or (B) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Affected Corporation (the “Total Voting Power”); excluding, however, the following: (I) any acquisition by the Company or any of its Affiliates, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates, (III) any Person who becomes such a Beneficial Owner in connection with a transaction described in the exclusion within paragraph (4) below and (IV) any acquisition of additional stock or securities by a Person who owns more than 50% of the Total Fair Market Value or Total Voting Power immediately prior to such acquisition; or

(2) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Affected Corporation that, together with any securities acquired directly or indirectly by such Person within the immediately preceding twelve-consecutive month period, represent 40% or more of the Total Voting Power of the Affected Corporation; excluding, however, any acquisition described in subclauses (I) through (IV) of subsection (1) above; or

(3) a change in the composition of the Board of Directors of the Company (the “Board”) such that the individuals who, as of the Amended and Restated Effective Date, constitute the Board (such individuals shall be hereinafter referred to as the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a director subsequent to such effective date, whose election, or nomination for election by the Company’s stockholders, was made or approved by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered an Incumbent Director; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered an Incumbent Director; provided finally, however, that, as of any time, any member of the Board who has been a director for at least twelve consecutive months immediately prior to such time shall be considered an Incumbent Director for purposes of this definition, other than for the purpose of the first proviso of this definition; or

(4) there is consummated a merger or consolidation of the Affected Corporation or any direct or indirect subsidiary of the Affected Corporation or a sale or other disposition of all or substantially all of the assets of the Affected Corporation (“Corporate Transaction”); excluding, however, such a Corporate Transaction (A) pursuant to which all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the outstanding common stock of the Affected Corporation and Total Voting Power immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding common stock and the combined voting power of the then outstanding common stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Affected Corporation or all or substantially all of the Affected Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such

Corporate Transaction of the outstanding common stock and Total Voting Power, as the case may be, and (B) immediately following which the individuals who comprise the board of directors of the Affected Corporation immediately prior thereto constitute at least a majority of the board of directors of the company resulting from such Corporate Transaction (including, without limitation, a company which as a result of such transaction owns the Affected Corporation or all or substantially all of the Affected Corporation’s assets either directly or through one or more subsidiaries);

provided, however, that notwithstanding anything to the contrary in subsections (1) through (4) above, an event which does not constitute a change in the ownership of the Affected Corporation, a change in the effective control of the Affected Corporation, or a change in the ownership of a substantial portion of the assets of the Affected Corporation, each as defined in Treasury Regulations section 1.409A-3(i)(5) (or any successor provision), shall not be considered a Change in Control for purposes of this Plan.

1.13
“Code” means the Internal Revenue Code of 1986, as amended.
1.14
“Committee” means a committee of the Board established to administer the Plan or, in the absence of the establishment of such a committee, the “retirement committee” appointed under the Qualified Plan.
1.15
“Company” means Hexcel Corporation, a Delaware corporation.
1.16
“Company Account” means an account established and maintained under the Plan for a Participant, which account shall be credited with Company Contributions, if any, that are provided pursuant to Sections 2.5 or 2.6 of the Plan, adjusted to reflect an investment return factor as provided in Article III.
1.17
“Company Contributions” means amounts, if any, credited to a Participant's Company Account by the Participant's Employer, which may consist of (i) Nonqualified Matching Contributions, (ii) Nonqualified Basic and Special Additional Profit Sharing Contributions, and (iii) Nonqualified Discretionary Profit Sharing Contributions.
1.18
“Compensation” means Compensation as defined in the Qualified Plan for purposes of calculating contributions (before application of the Pay Cap) that is received by the Participant during the Plan Year, plus any amounts deferred by a Participant under Section 2.3 of the Plan. Effective for deferral elections made on and after June 1, 2023 and for any Company Contributions, bonuses and other compensation received in a Plan Year for services performed during a prior Plan Year shall be considered “Compensation” for the Plan Year in which such amounts are received, but only to the extent such amounts constitute Performance Compensation and provided the applicable election timing requirements under Section 2.3(f) of the Plan are satisfied. Any other compensation received in a Plan Year for services performed during a prior Plan year shall be considered “Compensation” for the Plan Year in which such services are performed rather than the Plan Year in which the amounts are received. Notwithstanding the preceding sentence, Compensation payable after the last day of a Plan Year solely for services performed during the final payroll period (as described in Section 3401(b) of the Code) containing the last day of the Plan Year, where such amount is payable pursuant to the timing arrangement under which the Employer normally compensates employees for services performed during a payroll period, shall be treated as Compensation for services performed during the Plan Year in which the amount is received rather than the Plan Year in which the services were performed.

1.19
“Deferral Account” means the account established and maintained under the Plan for each Participant, which account shall be credited with a Participant's Deferrals, adjusted to reflect an investment return factor as provided in Article III.
1.20
“Deferral Starting Amount” means, with respect to a Participant for a Plan Year, that portion of a Participant's Compensation for that Plan Year which, when multiplied by the Participant's Qualified Pre-Tax Deferral Percentage for that Plan Year, would equal the Deferral Limit (as defined in Section 1.37(c) below) applicable to the Participant in that Plan Year.
1.21
“Deferrals,” also referred to as “Restoration Deferrals,” means amounts of a Participant's Compensation deferred pursuant to the Participant's election under the Plan.
1.22
“Eligible Employee” means an employee of an Employer who is a “management or highly compensated employee” of the Employer, within the meaning of the quoted phrase in Sections 201(2), 301(a)(3), and 401(a)(1) of the Act, and whose coverage under the Plan would not cause the Plan to fail to be maintained by the Employers “primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees,” within the meaning of the quoted phrase in any one or more of Sections 201(2), 301(a)(3), and 401(a)(1) of the Act.
1.23
“Employer” means (a) with respect to an employee (for example, when used in such phrases as “an Employer” or “the Employer”), the Company if the Company is the employer of the employee, or the Participating Employer if that Participating Employer is the employer of the Employee; and (b) in the plural, all of the corporations, trades, or businesses that employ one or more Participants.
1.24
“Excess Compensation” means Compensation in excess of the Pay Cap.
1.25
“Installment Years” means the lesser of ten consecutive twelve-month periods or the number of consecutive twelve-month periods elected by a Participant pursuant to Section 2.3 over which payments will be made with respect to an Accrued Benefit of such Participant who has elected to receive installment payments in lieu of a lump sum. The first Installment Year shall commence on the Installment Commencement Date (as defined in Section 2.9(e) below) and each succeeding Installment Year shall commence on each succeeding anniversary thereof.
1.26
“Nonqualified Matching Contributions” means credits made pursuant to Section 2.5.
1.27
“Nonqualified Profit-Sharing Contributions” means credits made pursuant to Section 2.6.
1.28
“Participant” means any Eligible Employee of an Employer who (a) is a “Participant” as defined in the Qualified Plan and (b) meets the eligibility requirements of Section 2.2 of the Plan, and (c) accrues a benefit under the Plan.
1.29
“Participating Employer” means any Affiliated Employer that has adopted this Plan with the consent of the Committee.
1.30
“Performance Compensation” means Compensation the amount of which, or the entitlement to which, is contingent on the satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least twelve consecutive months, determined in accordance with Treasury Regulations section 1.409A-1(e) (or any successor provision).

1.31
“Person” shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as modified and used in Sections 13(d) and 14(d) of such act and, only to the extent such meaning is more restrictive than the meaning given in Section 3(a)(9) of such act (as modified as above), the meaning determined in accordance with Treasury Regulations sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C) (or any successor provisions), as applicable.
1.32
“Plan” means this Hexcel Corporation Nonqualified Deferred Compensation Plan, as amended and restated effective January 1, 2023, and as may be further amended from time to time.
1.33
“Plan Year” means (a) with respect to the calendar year in which this Plan is adopted, the period beginning with the date of the adoption of the Plan and ending with the end of such calendar year and (b) with respect to any subsequent periods, the Plan Year as defined in the Qualified Plan.
1.34
“Qualified Plan” means the Hexcel Corporation 401(k) Retirement Savings Plan, as amended from time to time.
1.35
“Qualified Plan Pre-Tax Deferral Percentage,” also referred to as the “Target Deferral Percentage,” means, with respect to a Participant for a Plan Year, the percentage expected to be used as the rate of pretax deferral under the Qualified Plan as of the first day of such Plan Year (regardless of the rate that is actually used for such Plan Year), determined by the percentage specified by the Participant in his or her application to participate in this Plan for such Plan Year and made prior to such Plan Year. The Qualified Plan Pre-Tax Deferral Percentage for a Participant for any Plan Year shall be calculated to achieve the maximum pretax deferral possible to the Qualified Plan for such year based on the Participant’s Compensation at the start of such year and the Statutory Limits in effect for such year.
1.36
“Separation from Service” means termination of employment, other than on account of death, with the Employer and all Affiliated Employers within the meaning of Treasury Regulations section 1.409A-1(h) (or any successor provision), applying the default provisions thereof.
1.37
“Statutory Limits” means the following:
(a)
the maximum recognizable compensation under Section 401(a)(17) of the Code (the “Pay Cap”);
(b)
the maximum annual additions under Section 415(c) of the Code;
(c)
the maximum amount excludable from the income of an individual under Section 402(g)(1) of the Code (the “Deferral Limit”), including, if applicable, the “Catch Up Contributions” permitted under Section 402(g)(1)(C);
(d)
the limits on contributions for highly compensated employees under Section 401(k)(3) of the Code and 401(m)(2) of the Code.

ARTICLE II.

ELIGIBILITY AND BENEFITS
2.1
PURPOSES

The purposes of the Plan are (a) to permit Participants whose benefit accruals under the Qualified Plan would be limited in the ordinary course by the Statutory Limits to defer the receipt of compensation under an arrangement that will credit hypothetical investment results to such deferrals at rates determined by the rate of investment returns based on the Participant's selection from among investment funds available under the Qualified Plan (other than gains or losses attributable to the Hexcel Stock Fund); and (b) to provide a vehicle under which Participating Employers may supplement Deferrals made by Participants with matching or other forms of Company Contributions. The Plan is intended to be an unfunded and nonqualified deferred compensation arrangement providing deferred compensation to “a select group of management or other highly compensated employees of the Employers,” within the meaning of that phrase as used in Sections 201(2), 301(a)(3), and 401(a)(1) of the Act, and to defer until actual receipt the point at which each Participant's Accrued Benefit is includable in gross income under the Code, and the Plan will be construed and operated only in conformity with the foregoing statement of intention.

2.2
ELIGIBILITY

Each Participant shall be eligible to accrue a benefit under the Plan for a Plan Year only if:

(a)
his or her Compensation has exceeded the Pay Cap for any prior Plan Year or his or her Compensation, on an annualized basis, would exceed the Pay Cap in the current Plan Year (as of the date on which the Participant’s prospective eligibility for participation is determined, regardless of whether his or her Compensation actually exceeds the Pay Cap for the Plan Year); and
(b)
he or she satisfies the position classification and/or salary grade classification established by the Company for its employees to be eligible under the Plan (or a position classification and/or salary grade classification which, in the sole discretion of the Committee, is determined to be the equivalent, with respect to his or her Employer, of the position classification and/or salary grade classification established by the Company for its employees to be eligible under the Plan).
2.3
APPLICATION TO PARTICIPATE

a. General. To be eligible to make Deferrals under the Plan during any Plan Year, an Eligible Employee who has been designated and approved as a Participant under Section 2.2(b) must file a written application with the Committee no later than the last business day before the beginning of such Plan Year, or such earlier time as may be designated by the Committee in its discretion. Any electronic enrollment process will be considered to constitute a “written application” for purposes of this Section 2.3, if under applicable law the process is sufficient to result in a valid and binding waiver of any claim to payment of Compensation thereby deferred. The Committee shall make reasonable efforts to notify Eligible Employees of their prospective eligibility to participate in the Plan at least 60 days prior to the beginning of each Plan Year. The application shall become irrevocable at close of business on the last business day before the beginning of such Plan Year, or such earlier time as may be designated by the Committee in its discretion.

b. Initial Eligibility. The Committee, in its sole discretion, may permit the filing of an application later than the date specified in Section 2.3(a) above, in the case of a person who will become a Participant for the first time during such Plan Year, provided, however, that no application to participate shall be accepted after the 30th day following the date on which such person first meets all the eligibility requirements to participate in the Plan (including, for this purpose, all other plans of the Employer and all Affiliated Employers which would be required to be aggregated with the Plan under Treasury Regulations section 1.409A-1(c)(2) (or any successor provision)) for such Plan Year (other than the filing of the application itself), and provided further that no such application shall result in the deferral of any Compensation for services performed prior to the date on which the application is submitted. The application shall become irrevocable at close of business on the day in which it is submitted. Notwithstanding anything in this Plan to the contrary, if a Participant first becomes eligible after January 10th of a Plan Year, such Participant shall not be permitted to defer any Performance Compensation earned in that Plan Year.

c. Acceptance of Terms. The application for participation in the Plan shall signify (and shall be deemed to be) the Eligible Employee's acceptance of the terms of the Plan.

d. Restoration Deferrals. The application for participation in the Plan shall signify (and shall be deemed to be) the Eligible Employee's election to defer under this Plan the portion of his or her Compensation, determined by multiplying the Participant's Target Deferral Percentage for such Plan Year by the portion of such Compensation that is in excess of his or her Deferral Starting Amount for such Plan Year. The reduction in the Participant's salary or other compensation authorized by the election made pursuant to this paragraph of Section 2.3 will be made as nearly as practicably possible on the same schedule as continued Pre-Tax Contributions would have been made if the Statutory Limits did not apply and the Participant's Target Deferral Percentage were unchanged throughout the Plan Year.

e. Supplemental Deferrals. If so provided by the Committee, the Participating Employer, and the Participant, the application for participation in the Plan may include an election by the Eligible Employees to defer under this Plan an additional portion of his or her Base Compensation in excess of the amount to be deferred pursuant to Section 2.3(d).

f. Performance Compensation Deferrals. If so provided by the Committee, the Participating Employer, and the Participant, the application for participation in the Plan may include an election by the Eligible Employees to defer under this Plan an additional portion of his or her Performance Compensation in excess of the amount to be deferred pursuant to Section 2.3(d). Any election to defer the receipt of Performance Compensation under this Plan shall be made on or before the date which is six months prior to the last day of the performance period over which the services for which the Performance Compensation is paid are provided (or such earlier date as may be provided by the Committee in its discretion) and shall become irrevocable as of such date; provided, however, that (i) the Participant has performed services continuously for the Employer or an Affiliated Employer from the later of (a) the beginning of such performance period and (b) the date on which the performance criteria with respect to the Performance Compensation were established, through the date on which the election is made, and (ii) the portion of the Performance Compensation with respect to which the election is made is not both calculable and substantially certain to be paid at the time of the election.

g. Agreement to Salary Reduction. The application for participation in the Plan shall signify (and shall be deemed to be) the Eligible Employee's agreement that the Deferrals he or she elects shall reduce the amount of salary and other compensation he or she will receive for the Plan Year in the manner and on the schedule prescribed under this Plan.

h. Cancellation of Deferrals for Unforeseeable Emergency. In the event a Participant applies for and receives an Unforeseeable Emergency distribution in accordance with Section 2.12 below, the Participant’s deferral elections for the remainder of the Plan Year shall be cancelled.

2.4
AMOUNT OF ACCRUAL BASED ON DEFERRAL

Each Participant shall accrue a benefit for a Plan Year in the form of a credit to his or her Deferral Account equal to the amount of his or her Compensation for the Plan Year deferred pursuant to the Participant's elections under Section 2.3.

If the amount credited to the account of a Participant under the Qualified Plan for a Plan Year is reduced after the close of such Plan Year as a corrective action deemed necessary by the Administrator of the Qualified Plan to satisfy a Statutory Limit, no corresponding credit shall be made under this Plan.

2.5
NONQUALIFIED MATCHING CONTRIBUTIONS

Each Participant may be eligible to accrue a benefit under the Plan in the form of a Nonqualified Matching Contribution for a Plan Year only in accordance with this Section 2.5.

(a)
The provisions of this Section 2.5 shall apply to a Participant for a Plan Year if and only if the Participating Employer has acted (or is deemed pursuant to Section 5.7 to have acted) in writing to cause this Section 2.5 to apply to Participants employed by the Participating Employer for such Plan Year. An action or deemed action of a Participating Employer to cause this Section 2.5 to apply for a Plan Year will be construed to cause this Section 2.5 to apply for each subsequent Plan Year unless the writing constituting the action otherwise provides, or until the Participating Employer has acted (or is deemed pursuant to Section 5.7 to have acted) in writing to cause this Section 2.5 not to apply for a Plan Year.
(b)
The Company Account of a Participant to whom this Section 2.5 applies for a Plan Year shall be credited for that Plan Year, in accordance with procedures adopted or approved by the Committee, with amounts equal to 50% of his or her Restoration Deferrals on the first 6% of his or her Compensation for services performed during the Plan Year that is in excess of his or her Deferral Starting Amount.
2.6
NONQUALIFIED PROFIT-SHARING CONTRIBUTIONS

Each Participant may be eligible to accrue a benefit under the Plan in the form of a Nonqualified Basic Profit-Sharing Contribution and/or a Nonqualified Discretionary Profit-Sharing Contribution, for a Plan Year only in accordance with this Section 2.6.

(a)
The provisions of this Section 2.6 shall apply to a Participant for a Plan Year if and only if the Participating Employer has acted (or is deemed pursuant to Section 5.7 to have acted) in writing to cause this Section 2.6 to apply to Participants employed by the Participating Employer for such Plan Year, and has specified in such writing whether this Section 2.6 applies with respect to (i) the Nonqualified Basic Profit-Sharing Contribution and/or (ii) to Nonqualified Discretionary Profit-Sharing Contribution. An action or deemed action of a Participating Employer to cause this Section 2.6 to apply for a Plan Year will be construed to cause this Section 2.6 to apply in the same manner for each subsequent Plan Year unless the writing constituting the action otherwise provides, or until the Participating Employer has acted (or is deemed pursuant to Section 5.7 to have acted) in writing to cause this Section 2.6 not to apply for a Plan Year.
(b)
The Company Account of a Participant to whom this Section 2.6 applies for a Plan Year shall be credited for that Plan Year, to the extent provided by the action or deemed action of the Participating Employer and in accordance with procedures adopted or approved by the Committee, with an amount determined as follows:

(i) A Nonqualified Basic Profit-Sharing Contribution in an amount equal to the Participant's Excess Compensation multiplied by the sum of the percentages used under the Qualified Plan to determine the Participant's Basic Profit-Sharing Contribution and (if applicable) his or her Special Additional Profit-Sharing Contribution;

(ii) A Nonqualified Discretionary Profit-Sharing Contribution in an amount equal to the Participant's Excess Compensation multiplied by the percentage (if any) used under the Qualified Plan to determine the Participant's Discretionary Profit-Sharing Contribution.

2.7
DEFERRALS FROM NORMAL PAYROLL

The Company shall establish and maintain procedures necessary and appropriate to cause amounts to be withheld from each Participant's normal payroll payments in respect of Deferrals, and shall effect such withholding in a manner, and at such times, consistent with the purposes of the Plan.

2.8
VESTING

The right of a Participant under Section 2.9 to payment of his or her Accrued Benefit shall not be subject to forfeiture. Nothing in this Plan shall be construed to prohibit any amendment or action of the Committee that prospectively affects or could affect the crediting of investment returns on Accounts.

2.9
FORMS AND TIMES OF BENEFIT PAYMENTS
(a)
General. A Participant (or, in the case of a Participant’s death, the Participant’s Beneficiary or Beneficiaries) shall be entitled to payment of the Participant’s Accrued Benefit under the Plan upon the earliest to occur of (i) the Participant’s Separation from Service, (ii) death or (iii) a Change in Control. Payment of a Participant's Accrued Benefit will begin at a time determined under this Section 2.9, and will be made in such form as determined under this Section 2.9.
(b)
Separation from Service. Unless the Participant has elected installments pursuant to subsection (e) below, and subject to subsection (l) below, in the case of a distribution because of Separation from Service, the Participant's Accrued Benefit will be paid to him or her in a single lump sum as soon as administratively practicable (but, in any event, no later than 90 days after) the date of his or her Separation from Service. Anything to the contrary in this Section 2.9(b) notwithstanding, the Accrued Benefit of a Participant will be paid to the Participant's Beneficiaries (in such shares as the Participant had specified in his or her election form) in a set of single lump sums to each Beneficiary as soon as administratively practicable (but in any event no later than 90 days) after the death of the Participant if the Participant dies after his or her Separation from Service and if, but for his or her death, the payment date of his or her Accrued Benefit would be determined pursuant to the first sentence of this Section 2.9(b).
(c)
Death. Unless the Participant has elected installments pursuant to subsection (e) below, in the case of distribution because of the Participant’s death, the Participant’s Accrued Benefit will be paid to the Participant's Beneficiaries (in such shares as the Participant had specified in his or her election form) in a set of single lump sums to each Beneficiary on or as soon as administratively practicable (but in any event no later than 90 days) after the death of the Participant.
(d)
Change in Control. In the case of distribution because of a Change in Control, the Participant’s Accrued Benefit will be paid to him or her in a single lump sum as soon as administratively practicable (but, in any event, no later than 90 days) after the date of the Change in Control.
(e)
Installments. If the Participant so elected in the application submitted to the Committee pursuant to Section 2.3 with respect to his or her Deferrals for a Plan Year, the Participant's Accrued Benefit for such Plan Year will be paid to him or her, beginning (subject to subsection (l) below) on the first day of the first calendar quarter following the Participant’s Separation from Service or death, as the case may be (the “Installment Commencement Date”), in quarterly, semi-annual, or annual payments (as chosen by the Participant in such application) over the number of Installment Years selected by the Participant in such application (or, if the Participant elected installment payments but failed to specify a number of Installment Years, over ten years), in an amount for each such Installment Year equal to the Annual Installment Amount for that Installment Year determined under this Section 2.9(e) The Annual Installment Amount payable to a Participant for an Installment Year is equal to the portion of the Participant's Accrued Benefit that is payable in installments as of the end of the last business day prior to the start of the Installment Year (determined after taking account of payments made in any earlier Installment Year) divided by the greater of one or the number of Installment Years with respect to which payments have not yet been made. If the Participant had elected to receive installments quarterly, one fourth of his or her Annual Installment Amount for an Installment Year will be paid on the beginning of each calendar quarter during the Installment Year. If the Participant had elected to receive installments semiannually, one half of his or her Annual Installment Amount for an Installment Year will be paid on the first day of the first month of the Installment Year, and one half of his or her Annual Installment Amount for an Installment Year will be paid on the first day of the seventh month of the Installment Year. If the Participant had elected to receive installments annually (or if the Participant elected installment payments but failed to specify quarterly or semiannual installments), his or her Annual Installment Amount for an Installment Plan Year will be paid on the first day of the first month of the Installment Year.
(f)
Death after Installments Commence. The unpaid portion of the Accrued Benefit of a Participant who dies after he or she has begun to receive an installment distribution of such Accrued Benefit on account of his or her Separation from Service shall be paid to the Participant's Beneficiaries (in such shares as the Participant had specified in the most recent of his or her election form or subsequent beneficiary designation forms) in the same manner and at the same time or times as the unpaid Accrued Benefit would have been payable to the Participant had he or she survived to receive payment of his or her entire Accrued Benefit.

(g)
Change in Control after Installments Commence. The unpaid portion of the Accrued Benefit of a Participant in the event that a Change in Control occurs after he or she has begun to receive an installment distribution of such Accrued Benefit on account of his or her Separation from Service shall be paid to the Participant in the form of a single lump sum on or as soon as administratively practicable (but in any event no later than 90 days) after the date of the Change in Control.
(h)
No Loans. No loans shall be permitted from the Plan, and no in service distributions shall be permitted from the Plan except as specified in Section 2.12 (relating to a distribution in the event of an Unforeseeable Emergency) or in the event of a Change in Control as provided in subsection (d) above.
(i)
Multiple Distribution Elections Permitted. The Committee may provide in its discretion (1) that an election to receive installments in lieu of a lump sum (a “distribution election”) may be made on or before the date of a deferral election applicable to a Plan Year and that such distribution election shall be applicable with respect to benefits accrued as the result of any Deferral or Company Contribution made during such Plan Year; and/or (2) that a distribution election may be made on or before the date of a deferral election applicable to Performance Compensation to be paid in a Plan Year and that such distribution election shall be applicable with respect to benefits accrued as the result of any Deferral from such Performance Compensation made during such Plan Year; and/or (3) that different distribution elections may be made with respect to benefits accrued from Deferrals and Company Contributions for different Plan Years. In any of these events, additional sub-accounts will be established as necessary to permit such recordkeeping as may be required by the application of different distribution elections to different portions of a Participant's Accrued Benefit. In the absence of any contrary provision by the Committee pursuant to this Section 2.9(i), the distribution election first made by a Participant shall govern the distribution of his or her entire Accrued Benefit under this Plan. In all events, a distribution election applicable to a benefit accrued as the result of a Deferral from Compensation (exclusive of Performance Compensation) shall be applicable to a benefit accrued in the same year as such Deferral on account of a Company Contribution.
(j)
Subsequent Distribution Elections.
(i)
Separation from Service. Provided the election is made at least twelve months before the Participant becomes eligible for a distribution under this Section 2.9, a Participant may elect at any time to receive a distribution on account of his or her Separation from Service in the form of installments in lieu of a lump sum, or in a lump sum in lieu of installments, or to change the number of installments previously elected; provided that, in the event such election is made, the distribution on account of his Separation from Service shall be delayed until the date which is five years after the date of the Separation from Service (or five years after the scheduled distribution date if, in the Committee’s discretion, more than one election pursuant to this subsection is made).
(ii)
Death. Provided the election is made at least twelve months before the Participant becomes eligible for a distribution under this Section 2.9, a Participant may elect at any time for a distribution on account of his or her death to be made in the form of installments in lieu of a lump sum, or in a lump sum in lieu of installments, or to change the number of installments previously elected.

(iii)
Change in Control. Provided the election is made at least twelve months before the Participant becomes eligible for a distribution under this Section 2.9, a Participant may elect at any time to receive a distribution that would otherwise be made on account of a Change in Control at the later of (i) his Separation from Service or (ii) the date which is five years after the date of the Change in Control. In the event such election is made, the distribution that would otherwise have been made on account of a Change in Control shall be made in the form that applies with respect to a distribution on account of the Participant’s Separation from Service. Any payments that would have been made pursuant to the preceding sentence on account of the Participant’s Separation from Service during the first five years following a Change in Control shall be held back and paid in a single lump sum on the date which is five years after the date of the Change in Control.
(iv)
The Participant’s Beneficiaries shall be entitled to payment upon the Participant’s death in accordance with this Section 2.9 without regard to the five-year delay requirement stated in subsections (i) through (iii) above.
(k)
Six-Month Delay for Certain Distributions. Notwithstanding any provision of the Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code as of the date of his Separation from Service, then any amount payable under this Plan on account of his Separation from Service that would otherwise have been paid to the Participant during the first six months following the date of his Separation from Service shall be paid instead in a single lump sum on the earlier of (a) the date which is six months following the date of his Separation from Service and (b) the date of his death, and not before.
2.10
PLAN TERMINATION

No additional benefits will accrue under the Plan in the event of the termination of the Qualified Plan or the Plan. The Committee may, in its discretion, authorize payment of Accrued Benefits upon termination of the Plan to the extent permitted under Treasury Regulations section 1.409A-(j)(4)(ix) (or any successor provision).

2.11
DESIGNATION OF BENEFICIARY

A Participant may select one or more Beneficiaries by filing with the Committee a written designation of such Beneficiaries on such forms as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no Beneficiary survives the Participant, the Qualified Plan Beneficiary shall be the Beneficiary, or if no Qualified Plan Beneficiary survives, the executor or administrator of the Participant's estate shall be deemed to be the Beneficiary. Notwithstanding the foregoing, a married Participant's initial designation and/or any subsequent change in Beneficiary designation to someone other than or in addition to his or her Eligible Spouse shall not be effective unless the Eligible Spouse consents in writing to such designation. The Committee shall have the authority to establish from time to time additional rules and procedures with respect to the designation of Beneficiaries hereunder.

2.12
UNFORESEEABLE EMERGENCY PAYMENTS

Upon application to the Committee, providing such information and provided in such form and manner as the Committee shall require, a Participant may receive a distribution of such portion of the Participant’s Accrued Benefit in the event of an “Unforeseeable Emergency” (as such term is defined below) as is provided in this Section 2.12, at such time or times as the Committee may determine in the exercise of its sole and absolute discretion. The term “Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant's spouse, the Participant's dependent (as defined in Section 152 of the Code, without regard to sections 152(b)(1), (b)(2) or (d)(1)(B) thereof), or the Participant’s Beneficiary; loss of the Participant's property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. By way of illustration and not by way of limitation, an “Unforeseeable Emergency” may include, among other things, the imminent foreclosure of or eviction from the Participant's primary residence; the need to pay for medical expenses, including non-refundable deductibles, as well as for the costs of prescription drug medication; and the need to pay for the funeral expenses of a spouse, beneficiary or dependent (as defined in Section 152 of the Code, without regard to sections 152(b)(1), (b)(2) and (d)(1)(B) thereof). Whether a Participant is faced with an Unforeseeable Emergency is to be determined by the Committee based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of Unforeseeable Emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant's assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under this Plan.

ARTICLE III.

ADJUSTMENTS TO ACCOUNT BALANCES

3.1
CREDITS RELATED TO DEFERRAL AND COMPANY CONTRIBUTION ACCOUNTS

A credit equal to the dollar amount of a Deferral shall be made to the Account of the Participant making the Deferral as soon as administratively practicable after the date of the reduction of the Participant's salary to which such Deferral corresponds.

A credit equal to the dollar amount of a Nonqualified Matching Contribution shall be made to the Account of the Participant with respect to whom the Nonqualified Matching Contribution is made, as of the date a corresponding Matching Contribution would have been allocated to the Company Matching Account of the Participant had the Nonqualified Matching Contribution been a Matching Contribution of a like kind (i.e.,, Matching Fixed Contribution, Matching Discretionary Contribution, or Rule of 45 Matching Contribution) under the Qualified Plan.

A credit equal to the dollar amount of a Nonqualified Profit-Sharing Contribution shall be made to the Account of the Participant with respect to whom the Nonqualified Profit-Sharing Contribution is made, as of the date a corresponding Profit-Sharing Contribution would have been allocated to the Profit-Sharing Account of the Participant had the Nonqualified Profit-Sharing Contribution been a Profit-Sharing Contribution of a like kind (i.e.,, Employer Basic Contribution, the Discretionary Profit-Sharing Contribution, or the Special Additional Employer Contribution) under the Qualified Plan.

3.2
DEBITS RELATED TO PAYMENTS

The Accounts of a Participant shall be debited in the amount of each payment made pursuant to Section 2.9 to such Participant or to any Beneficiary of such Participant, as of the close of business on the day as of which such payment is made.

3.3
ESTABLISHMENT OF TRUST AND ADJUSTMENTS TO ACCOUNTS REFLECTING INVESTMENT RETURNS

The Company shall establish a trust and make contributions to such trust, in such amounts and at such times as the Company, in its discretion, deems appropriate in order to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan. Such trust will be intended to constitute a grantor trust, of which the Company is the grantor, within the meaning of Section 671 of the Code. The income tax imposed on the Company with respect to any income earned by the trust shall be paid by the Company and shall not be a charge against the Participants' Accounts. The trustee of such trust shall make payments to Participants and their beneficiaries in such manner and at such time as specified in the Plan and the agreement governing such trust. The trust assets shall be subject to the claims of the Company's general creditors in the event of the Company's insolvency or bankruptcy, pursuant to the terms of such trust agreement. The Company intends that such trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company.

The Committee shall administer the Participants' Accounts and any of the Company's funds invested in the trust in connection therewith. Payment of benefits from the trust shall, to that extent, discharge the Company's obligations under the Plan.

Each Participant shall elect that amounts credited to his or her Accounts be adjusted for gains or losses (realized or unrealized) and for dividend and other income, as such gains, losses, dividends, and income are reported to the trustee, as if invested in one or more investment funds which shall be designated for such purpose from time to time, in accordance with such rules and procedures as may be prescribed by the Committee or the trustee. Anything to the contrary in this Plan notwithstanding, the Company shall be under no obligation to direct the trustee of the trust to follow investment elections of any Participant.

Notwithstanding the existence of any such trust or other vehicle, it is expressly understood that neither the Participant nor his or her Beneficiaries shall have any present or future interest in the assets of the trust, which, together with the dividend and interest income thereon and any capital gains realized with respect thereto, shall constitute assets of the Company. It is further understood that the Plan does not create any fund or trust for the benefit of the Participants or their Beneficiaries, that the Company's obligation hereunder is limited to the contractual obligation to make payments to the Participant or to his or her Beneficiaries as provided herein, and that with respect to such payments the rights of the Participant or his or her Beneficiaries shall be no greater than those of an unsecured creditor of the Company.

ARTICLE IV.

PLAN ADMINISTRATION AND CLAIMS FOR BENEFITS

4.1
GENERAL

The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administration of the Plan shall be made by the Committee. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan, including (without limitation) all decisions relating to an individual’s eligibility for participation in the Plan, his or her entitlement to benefits hereunder and the amount of any such benefit entitlement. Prior to paying a benefit under the Plan, the Committee may require the Participant, former Participant or Beneficiary to provide such information or material as the Committee, in its sole discretion, shall deem necessary to make any determination it may be required to make under the Plan. The Committee may withhold payment of a benefit under the Plan until it receives all such information and material and is reasonably satisfied of its correctness and genuineness. Any claim for benefits under the Plan shall be governed by the procedures set forth below.

4.2
PRESENTATION OF CLAIM

Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

4.3
NOTIFICATION OF DECISION

The Committee shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:

(i) that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(ii) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(a) the specific reason(s) for the denial of the claim, or any part of it;

(b) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(c) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(d) an explanation of the claim review procedure set forth in Section 4.4 below.

4.4
REVIEW OF DENIED CLAIM

Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

(i) may review pertinent documents;

(ii) may submit written comments or other documents; and/or

(iii) may request a hearing, which the Committee, in its sole discretion, may grant.

4.5
DECISION ON REVIEW

The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(i) specific reasons for the decision;

(ii) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(iii) such other matters as the Committee deems relevant.

4.6
LEGAL ACTION

A Claimant’s compliance with the foregoing provisions of this Article IV is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE V.

MISCELLANEOUS

5.1
AMENDMENT AND PLAN TERMINATION

The Company may, in its sole discretion, terminate, suspend, or amend the Plan at any time or from time to time, in whole or in part; provided, however, that no amendment, suspension, or termination of the Plan shall, without the consent of a Participant, affect the amounts credited to the Participant's Accounts prior to such termination, suspension, or amendment of the Plan.

5.2
NOT AN EMPLOYMENT AGREEMENT

Nothing contained herein will confer on any Participant the right to become or to be retained as an employee of the Company or an Affiliated Employer.

5.3
ASSIGNMENT OF BENEFITS

A Participant, retired Participant, surviving spouse, or beneficiary may not, either voluntarily or involuntarily, assign, anticipate, alienate, commute, pledge, or encumber any benefits to which he or she is or may become entitled under the Plan, nor may the same be subject to attachment or garnishment by any creditor's claim or to legal process.

5.4
ADMINISTRATION

The Committee shall have full discretionary authority to determine eligibility and to construe and interpret the terms of the Plan, including the power to remedy possible ambiguities, inconsistencies, or omissions.

5.5
GOVERNING LAW

The Plan shall be governed by the laws of the State of Delaware, except to the extent superseded by federal law.

5.6
NUMBER AND GENDER

The singular, where appearing in the Plan, will be deemed to include the plural, unless the context clearly indicates the contrary, and the masculine, where appearing in the Plan, will be deemed to include the feminine.

5.7
ACTIONS OF AFFILIATED EMPLOYERS

If the Company acts in writing to cause Section 2.5 or Section 2.6 to apply with respect to Participants employed by the Company, or to suspend or modify the application of Section 2.5 or Section 2.6 to such Participants, each Affiliated Employer will be deemed to have taken the identical action with respect to Participants employed by it unless, within 10 days of such action by the Company, the Affiliated Employer has delivered a written notice to the contrary to the Committee.

If the Company acts to terminate, suspend, or amend the Plan, each Affiliated Employer will be deemed to have taken the identical action with respect to Participants employed by it unless, within 10 days of such action by the Company, the Affiliated Employer has delivered a written notice to the contrary to the Committee.